Exhibit 99.2
Liquidity & Financial Resources November 17, 2008

Potential Sources & Uses

CAPITAL SOURCES		2008 – 2009 CAPITAL REQUIREMENTS

AMB’s share of (in millions):		AMB’s share of (in millions):

Properties held for divestiture	$81	2008 Development funding(1)	$36

Development properties HFS/C*	422	2009 Development funding(1)	192

Operating properties HFS/C*	347	2008 Debt maturities(2)	-

AMB’s share of properties HFS/C/Divestiture	$850	2009 Debt maturities(2)	348

Consolidated:

Cash and cash equivalents	$238

Credit facilities	689

Capital Sources	$1,777	Capital Requirements	$576

Note: All data approximate as of October 31, 2008
* Held for Sale or Contribution
(1) For further detail see page 4
(2) Represents debt maturities after extensions, for further detail see page 3	1	© 2008 AMB Property Corporation

2008 2008 2009 2009 2009 2010 2010 REIT & Consolidated Joint Venture Debt 0 322 815 Unconsolidated Debt 1 237 126 AMB's Share of Debt 0.5 338 797 Debt Maturities Summary 2008 2009 2010 After Extension Options Before Extension Options 2008 2009 2010 (in millions) (in millions) Note: Date represents both secured and unsecured debt. Extension options are subject to certain conditions $13 $13 $756 $1,009 $1,368 $1,196 $0.5 $1 $338 $559 $941 $797 2008 2008 2009 2009 2009 2010 2010 REIT & Consolidated Joint Venture Debt 0 12 732 1242 Unconsolidated Debt 1 276 126 AMB's Share of Debt 13 756 1196 REIT & Consolidated Joint Venture Debt Unconsolidated Joint Venture Debt AMB's Share of Debt REIT & Consolidated Joint Venture Debt Unconsolidated Joint Venture Debt AMB's Share of Debt

2008 – 2010 Debt Maturities Schedule (in millions)

			As of October 31st			After Extension Options
			2008	2009	2010	2008	2009	2010

REIT	1	Credit Facilities	$ -	$ -	$ 584	$ -	$ -	$ -
	2	Unsecured Senior Debt	-	100	250	-	100	250
	3	Other Debt	12	325	-	-	12	325
	4	AMB Secured Debt	93	134	307	-	129	175

			105	559	1,141	-	241	750

Consolidated JV’S	5	AMB-AMS	-	14	3	-	14	3
	6	AMB Institutional Alliance Fund II	-	-	77	-	-	42
	7	AMB-SGP	-	15	-	-	15	-
	8	Other Industrial Operating Joint Ventures	-	72	-	-	72	-

			-	101	80	-	101	45

Unconsolidated JV’S	9	AMB Institutional Alliance Fund III	-	71	28	-	32	28
	10	AMB Japan Fund I	-	113	98	-	113	98
	11	AMB-SGP Mexico	-	-	-	-	-	-
	12	Other Industrial Operating Joint Ventures	1	8	-	1	8	-
	13	AMB Europe Fund I	-	84	-	-	84	-

			1	276	126	1	237	126

		TOTAL CONSOLIDATED	105	660	1,221	-	342	795
		TOTAL UNCONSOLIDATED	1	276	126	1	237	126

		TOTAL	106	936	1,347	1	579	921

		TOTAL AMB’s SHARE	$ 106	$ 673	$ 1,185	$ 0.5	$ 348	$ 787

Notes:		9)	Extension options on $39 million. The rest are low LTV
1)	Two lines of credit which can be extended to 2011, subject to certain conditions	10)	Japan Fund subscription line will either be refinanced or repaid with uncalled equity
2)	$100 million in 2009 to be paid off at maturity. $250 million is maturing in Q4 2010	11)	-NA-
3)	$12 million maturity: one year extension nearly complete. $325 million Term loan (due September 2009) can	12)	Construction loan maturing in 2009
	be extended for one year, subject to certain conditions	13)	Consists of four assets on acquisition facility; refinancing in progress
4)	The option to extend the $93 million maturity has been exercised to extend the loan to December 2009 and is subject to certain conditions.
	$98 million maturing in 2009 can be extended for one year, subject to certain conditions
	$230 million Term loan maturing September 2010 can be extended for one year, subject to certain conditions
5)	Low LTV mortgage
6)	Low LTV, $51 million in extension options with life company mortgage pool
7)	Low LTV mortgage
8)	Construction loans, majority are due December 2009.

3	© 2008 AMB Property Corporation

AMB Development Pipeline

	Estimated Total	Funded as of	Remaining to	Remaining to	AMB	AMB's share of
	Investment	10/31/2008	Fund	Fund (Cash)(1)	Ownership	Remaining
	(a)	(b)	(a – b)	(c)	(d)	to Fund (Cash)(2)
						(c x d)

Pipeline (in millions)	$ 1,539	$ 1,231	$ 308	$ 276	92.8%	$ 260

Projected 4Q 2008 Development Starts	100	14	86	78	100.0%	78

	$ 1,639	$ 1,245	$ 394	$ 354	95.4%	$ 338

2008 AMB’s Share of Expected Cash Fundings (in millions)						$ 36(3)

2009 AMB’s Share of Expected Cash Fundings (in millions)						192(3)

2010 AMB’s Share of Expected Cash Fundings (in millions)						110

						$ 338

(1)	Removes the estimated capitalized interest component of the estimated total investment
(2)	AMB’s Share of remaining to fund	4	© 2008 AMB Property Corporation
(3)	See page 1 for further detail on fundings

Total Americas Japan Europe Other Asia Construction in Progress 0 636 0 304 0 47 0 200 0 85 Shell Complete 1004 0 501 0 277 0 169 0 56 Development Pipeline Status 2008(1) Total The Americas Europe (in millions) $636 Japan Other Asia $1,004 $304 $501 $47 $277 $200 $169 $85 $56 ?(c) 2008 AMB Property Corporation 11 More than $1 billion or 61% of the development pipeline is shell complete

2006 2007 2008 2009 2010 Actual Funding 1058 1394 612 Remaining Funding (Including 4Q Starts) 36 191 109 Development Expenditures (in millions) $1,058 $1,394 $36 $612 $191 $109 $648 Development expenditures significantly reduced with only $338 million of remaining funding required to complete the development pipeline

Forward Looking Statements

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to our future opportunities and plans, trends and forecasts, potential sources and uses of capital, information regarding our development projects (including funding and stabilization dates, costs and total investment amounts, scope, location and timing of development starts, profitability, scope and scale of and demand for projects, and completion timelines), future balance sheet capacity, and access to the debt markets with respect to financings, extensions and refinancings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by customers or renewals at lower than expected rent, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions on advantageous terms and the failure of acquisitions to perform as we expect, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, inflation risks, changes in real estate and zoning laws or other local, state and federal regulatory requirements, a continued or prolonged downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes, various market conditions and fluctuations and those other risk factors discussed under the heading “Risk Factors” and elsewhere in our most recent annual report on Form 10-K for the year ended December 31, 2007 and our quarterly report on Form 10-Q for the quarter ended September 30, 2008. Reporting definitions and supplemental measures are published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.

7	© 2008 AMB Property Corporation